Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Doug Morris
Gavin Anderson & Co.
Tel: 212-515-1964
TOWER AUTOMOTIVE CONTINUES OPERATIONAL RESTRUCTURING
Company to Consolidate Production from Milan, TN and Granite City, IL facilities
Into Other Tower Locations
NOVI, Michigan — October 13, 2005 — Tower Automotive (OTC BB: TWRAQ) today announced that it will consolidate the operations of its Granite City, Illinois and Milan, Tennessee facilities into other Tower facilities in North America in a further move to reduce excess manufacturing capacity and overall facility, operational and manufacturing costs, and to enhance operational efficiency.
Bill Pumphrey, Tower Automotive’s President of North American operations, said, “Over the past several months, we have developed a strategy to improve Tower’s operational efficiency, cost competitiveness and ability to respond effectively to changing market forces. These actions are an important and necessary part of that strategy, and we will continue to examine all aspects of our operations and make the necessary changes to help ensure Tower’s success now and in the future. Although these are difficult decisions, as they affect our hardworking colleagues, we must do what is right to strengthen Tower.”
Tower’s Granite City facility currently produces stampings, control arms, and subassemblies for Ford, Nissan, and General Motors; the Milan facility produces stampings and subassemblies for Nissan, Toyota and other Tower business units. The Company said that it would immediately begin a phased consolidation of these operations into several other Tower facilities in North America. Tower expects that the consolidation will be complete by the end of 2006, at which point production at both facilities will cease. Approximately 300 employees of Granite City and 290 employees of Milan will be affected by this action.
About Tower Automotive
Tower Automotive, Inc. is a global designer and producer of vehicle structural components and assemblies used by every major automotive original equipment manufacturer, including BMW, DaimlerChrysler, Fiat, Ford, GM, Honda, Hyundai/Kia, Nissan, Toyota, Volkswagen and Volvo. Products include body structures and assemblies, lower vehicle frames and structures, chassis modules and systems, and suspension components. Additional company information is available at www.towerautomotive.com.
Forward-Looking Statements
All statements, other than statements of historical fact, included in this press release or incorporated by reference herein, are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “intends”, “project”, “plan” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management as well as on assumptions made by and information currently available to the Company at the time such statements were made. Various economic and competitive factors could cause actual results to differ materially from those discussed in such forward-looking statements, including factors which are outside the control of the Company, such as risks relating to: (i) confirmation of a plan of reorganization under the Bankruptcy Code which would allow the Company to reduce unsustainable debt and other liabilities and simplify the Company’s complex and restrictive capital structure; (ii) the Company’s reliance on major customers and selected vehicle platforms; (iii) the cyclicality and seasonality of the automotive market; (iv) the failure to realize the benefits of acquisitions and joint ventures; (v) the Company’s ability to obtain new business on new and redesigned models; (vi) the Company’s ability to achieve the anticipated volume of production from new and planned supply programs; (vii) the general economic or business conditions affecting the automotive industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected; (viii) the Company’s failure to develop or successfully introduce new products; (ix) increased competition in the automotive components supply market; (x) unforeseen problems associated with international sales, including gains and losses from foreign currency exchange; (xi) implementation of or changes in the laws, regulations or policies governing the automotive industry that could negatively affect the automotive components supply industry; (xii) changes in general economic conditions in the United States, Europe and Asia; and (xiii) various other factors beyond the Company’s control. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.
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